UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2016

CENTRAL VALLEY COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2016, the Executive and Directors’ Resources Committee (“Compensation Committee”) of the Board of Directors of Central Valley Community Bancorp (the “Company”), approved the base salary of the Company’s President and Chief Executive Officer, James M. Ford.  Mr. Ford’s salary for 2016 will increase to $318,270. The Compensation Committee also approved payment of annual incentive bonus awards to each of the Company’s executive officers in respect to their individual performance for the year ended December 31, 2015.  The annual incentive awards were made pursuant to the Company’s Senior Management Incentive Plan for senior management and pursuant to the Employment Contract for the President and Chief Executive Officer as disclosed in the Company’s 2015 Proxy Statement.

The following awards were granted:

James M. Ford, President and Chief Executive Officer	$205,000
David A. Kinross, Executive Vice President and Chief Financial Officer	$67,205
Gary D. Quisenberry, Executive Vice President, Commercial and Business Banking	$72,170
Lydia E. Shaw, Executive Vice President, Community Banking	$47,600
Patrick J. Carman, Executive Vice President, Chief Credit Officer	$42,180

The Committee also approved increases in the annual base salaries of the Company’s executive officers.  The Committee approved the following base salaries effective as of March 1, 2016:

David A. Kinross, Executive Vice President and Chief Financial Officer	$209,000
Gary D. Quisenberry, Executive Vice President, Commercial and Business Banking	$216,300
Lydia E. Shaw, Executive Vice President, Community Banking	$188,500
Patrick J. Carman, Executive Vice President, Chief Credit Officer	$190,600

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 22, 2016	CENTRAL VALLEY COMMUNITY BANCORP By: /s/ David A. Kinross David A. Kinross Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)